EXHIBIT 21
SUBSIDIARIES OF STARBUCKS CORPORATION
The list below excludes certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under SEC rules as of September 30, 2007.

Alki Limited Partnership (a UK Limited partnership)

Olympic Casualty Insurance Company II (a Vermont corporation)

SCI UK I, Inc. (a Washington corporation)

Seattle Coffee Company (a Georgia corporation)
Seattle’s Best Coffee LLC (a Washington limited liability company)
Torrefazione Italia LLC (a Washington limited liability company)

Starbucks Capital Asset Leasing Company, LLC (a Delaware limited liability company)

Starbucks Coffee Company (Australia) Pty. Ltd. (an Australian corporation)

Starbucks Coffee Canada, Inc. (a Canadian Corporation)

Starbucks Coffee Holdings (UK) Limited (a UK corporation)
Starbucks Coffee Company (UK) Limited (a UK corporation)
Torz & Macatonia Limited (a UK corporation)

Starbucks Coffee International, Inc. (a Washington corporation)
Coffee Concepts (Hong Kong) Limited (a Hong Kong corporation)
Coffee Concepts (Macau) Limited (a Macau corporation)
Coffee Concepts (Southern China) Ltd. (a Hong Kong corporation)
Coffee Concepts (Guangdong) Ltd. (a Chinese corporation)
Coffee Concepts (Shenzhen) Ltd. (a Chinese corporation)
Rain City C.V. (a Dutch Limited Partnership)
Emerald City C.V. (a Dutch Limited Partnership)
Starbucks Coffee EMEA B.V. (a Dutch B.V.)
Starbucks Manufacturing EMEA B.V. (a Dutch B.V.)
Starbucks Coffee (Deutschland) GmbH (a German corporation)
Starbucks Coffee (Ireland) Limited (an Irish corporation)
High Grown Investment Group (Hong Kong) Limited (a Hong Kong corporation)
Beijing Mei Da Coffee Company Ltd. (a Chinese corporation)
Starbucks Coffee Trading Company Sàrl (a Swiss Sàrl)
Starbucks Coffee Agronomy Company S.R.L. (a Costa Rica S.R.L.)
SBI Nevada, Inc. (a Nevada corporation)
SCI Investment, Inc. (a Washington corporation)
Starbucks Coffee Puerto Rico, LLC (a Delaware corporation)
Starbucks Coffee Sint Maarten Inc. N.V. (a Dutch Antilles corporation)
SCI Europe I, Inc. (a Washington corporation)
SCI Europe II, Inc. (a Washington corporation)
SCI Ventures, S.L. (a Spanish limited liability company)
Starbucks Asia Pacific Investment Holding Limited (a Chinese corporation)
Qingdao American Starbucks Coffee Company Limited (a Chinese corporation)
Starbucks Coffee (Dalian) Company Limited (a Chinese corporation)
Starbucks Coffee (Liaoning) Co., Ltd. (a Chinese corporation)
Starbucks Asia Pacific Investment II Holding Limited (a Hong Kong corporation)
Starbucks (China) Company Limited (a Chinese corporation)
Starbucks (Shanghai) Supply Chain Co., Ltd. (a Chinese corporation)
Starbucks Asia Pacific Investment III Holding Limited (a Hong Kong corporation)
Chengdu Starbucks Coffee Company Limited (a Chinese corporation)

Xi’an Starbucks Coffee Company Limited (a Chinese corporation)
Starbucks Card Europe, Limited (a UK corporation)
Starbucks Coffee Asia Pacific Limited (a Hong Kong corporation)
Starbucks Coffee Chile S.A. (a Chilean corporation)
Starbucks Coffee Singapore Pte. Ltd. (a Singapore corporation)
Starbucks Singapore Investment Pte. Ltd. (a Singapore corporation)

Starbucks Servicios de Consultoria Empresarial Ltda. (a Brazil corporation)

Starbucks Coffee (Thailand) Ltd. (a Thailand corporation)

Starbucks Holding Company (a Washington Corporation)

Starbucks Manufacturing Corporation (a Washington corporation)

Starbucks New Venture Company (a Washington corporation)

Starbucks U.S. Brands, LLC (a Nevada limited liability company)

Urban Coffee Opportunities, LLC (a Washington limited liability company)